UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2013
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 31, 2013, the board of directors of the Federal Home Loan Bank of Atlanta (the "Bank") approved a decrease in the factor that is used to recalculate a member's membership stock requirement under the Bank's capital plan from 0.15% (15 basis points) to 0.12% (12 basis points) and a decrease in the dollar cap of the membership stock requirement from $26 million to $20 million, effective March 22, 2013.

Attached as Exhibit 99.1 to this Current Report is a copy of the form notice to each member and former member of the Bank announcing the stock requirement computations scheduled for March 22, 2013 and the decreases in the factor and the dollar cap.

Item 9.01. Exhibits.

99.1     Form of Notice to Members and Former Members, dated February 6, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: February 6, 2013	By: /s/ Kirk R. Malmberg
By: Kirk R. Malmberg
Executive Vice President and
Chief Financial Officer